Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145807), and S-8 (No. 333-101136 and No. 333-117394) of NII Holdings, Inc. of our reports dated February 26, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 26, 2009